                                                                       EXHIBIT 5


December 11, 2000



Ashworth, Inc.
2791 Loker Avenue West
Carlsbad, California  92008

         Re: Amended and Restated Ashworth, Inc. 2000 Equity Incentive Plan Registration Statement on Form S-8 Relating to 1,900,000 Shares of Common Stock

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Ashworth, Inc., a Delaware corporation (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,900,000 shares of the Company's common stock, par value $0.001 per share (the "Shares") reserved for issuance pursuant to the Amended and Restated Ashworth, Inc. 2000 Equity Incentive Plan (the "Plan") (which includes 1,899,999 Shares previously registered on Form S-8, File No. 33-92580, but not issued in connection with the Company's Amended and Restated Nonqualified Stock Option Plan, a predecessor plan).

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

         On the basis of and in reliance upon the foregoing, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, the shares of Common Stock being offered under the Plan, when issued and paid for in accordance with the provisions of the Plan will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,



                                        /s/ Gibson, Dunn & Crutcher LLP
                                        ----------------------------------------
                                            GIBSON, DUNN & CRUTCHER LLP